UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

RED HAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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The following FAQ was posted internally at Red Hat, Inc.:

Red Hat Associate FAQ

Oct. 28, 2018

What was announced?

Today, we announced that IBM has signed an agreement to acquire Red Hat in a transaction valued at approximately $34 billion. Upon closing, Red Hat will remain an independent, standalone unit of IBM.

What happens next?

We’re still quite early in this process, so there are many details that will be forthcoming. We’re committed to being as transparent as possible throughout the coming months to keep you informed and up-to-date.

The transaction is subject to customary closing conditions and regulatory approval. We expect it to close in 2019, but do not yet have more specific timing.

It is important to remember however that until the transaction is completed, IBM and Red Hat will continue to operate as separate companies and it remains business as usual at Red Hat. This means that you can expect few day-to-day changes, and you should continue executing against our FY19 plans and FY20 planning as you already were.

Why is Red Hat combining with IBM?

Red Hat is the enterprise open source solutions leader. With open source solutions serving as a de facto development model for the software that is driving IT innovation, we believe our addressable market opportunity will be $73 billion by 2021.

With the scale and breadth of IBM behind it, Red Hat can accelerate our industry leadership and open hybrid cloud vision by bringing our portfolio of hybrid cloud infrastructure, cloud-native application platforms, and management and automation solutions to even more organizations across industries and the world. We will be able to expand the impact of open source as the basis for digital transformation and accelerate its growth. We believe the variety of perspectives, expertise, and experience we each bring to be a significant advantage for us as a combined company and that together we will be better positioned to realize the opportunity presented by the open hybrid cloud, designed to enable customers to build any application, deploy anywhere and transform their business. Ultimately, this means we will be able to deliver even more open source innovation to customers at scale.

What does this mean for associates?

Red Hat’s and IBM’s collaboration has spanned 20 years. Because of this, IBM knows us well and has a great appreciation for our open source values, our culture, and the unique talent and expertise of the Red Hat team. Importantly, they also recognize and value our deep commitment to our customers and the open source community. IBM recognizes how central all of these things are to the success of this combination. They understand and appreciate how deeply we value transparency and the principles of sharing and collaboration. Our mission and values remain the same.

After the transaction is completed, Red Hat will operate as an independent, standalone unit of IBM. This combination is predicated on growth and industry leadership. Looking ahead, we expect this transaction will provide significant opportunities for associates of both Red Hat and IBM as we work together to create a bolder platform for growth. Upon closing, we expect for there to be more opportunities for career development for Red Hat associates as part of a larger, more diversified company.

What does this mean for our commitment to open source?

Our commitment to open source innovation and our open source development model is unchanged. Red Hat will continue to advance the power of open to unlock the world’s potential as part of IBM.

This also means that Red Hat’s commitment to ensuring the continued freedom of open source through efforts such as our Patent Promise and the GPL Cooperation Commitment and our leadership in both the Open Invention Network and LOT Network will remain. And as the leading enterprise open source solutions provider, with decades of leadership in communities from Linux and Kubernetes to Ansible and many, many more, Red Hat with IBM will continue leading sponsorship and investment in open source communities to continue to drive innovation that is transforming IT.

What happens with the Red Hat product portfolio?

IBM values Red Hat’s powerful portfolio. We continue to execute against FY19 plans and FY20 planning as we have been. Red Hat’s core product strategy of the three pillars (hybrid cloud infrastructure, cloud-native app platforms, and management and automation) is not only intact but with this announcement can be accelerated.

Who will lead the company? What will happen to the Red Hat management team?

Upon the closing of the transaction, Red Hat will operate as a standalone unit of IBM led by Jim Whitehurst and Red Hat’s current management team. Jim will report to IBM chair, president, and CEO Ginni Rometty.

How does the transaction impact our approach to Sales or Services?

As we like to say every quarter, this is our most important quarter. Our goals are unchanged. Associates in the Sales and Services organization should watch for follow up communications from Arun Oberoi with additional information.

Will my compensation and benefits be affected as a result of the transaction?

Until the transaction is completed, IBM and Red Hat will continue to operate as independent companies and, until then, it is business as usual at Red Hat, without changes. We expect to have more information about benefits closer to the transaction closing. Importantly, IBM has committed to maintaining Red Hat’s Talent management practices

What happens to Red Hat stock or options that have yet to vest, or that is vested and I own? Can we trade Red Hat shares?

Red Hat’s trading policies remain in full effect and all transactions in the Company’s securities must still comply with the insider trading policy. Employees who own Red Hat stock at the time of the closing of the transaction will receive the same per share consideration as the public shareholders. Unvested restricted stock units will be assumed by IBM and will continue to vest under the same vesting schedule as applied before the transaction is complete.

What will happen to my participation in Red Hat’s ESPP?

If you are a participant in the current plan period, you will be able to continue participating under the current terms of the plan.

What do I do if I am contacted by a member of the press, analyst or shareholder about the transaction?

If you receive any external inquiries from media or industry analysts, please forward them immediately to Stephanie Wonderlick at swonderl@redhat.com or +1 571-421-8169. Please forward queries from shareholders or financial analysts, please forward them immediately to Tom McCallum at tmccallu@redhat.com or +1 919-754-4630.

Where can I find additional information about today’s announcement?

•	Press release: [Filed Separately]

•	Blog from Jim Whitehurst: [Filed Separately]

•	Read a blog from Paul: [Filed Separately]

•	Town halls/team meetings:

•	Oct. 29:

•	Global all-hands (10 a.m. ET, 2 p.m. UTC)- Raleigh, Westford, BlueJeans

•

Note the request to submit questions ahead of the meeting and encourage your teams to do this. If one associate has a question, chances are others will too. The team will do its best to answer as many questions as possible during the town hall and to answer others they cannot get to after the fact.

•	Oct. 30:

•	APAC all-hands call (8:30 a.m. ET, 12:30 p.m. UTC)

•	People Team all hands (9 a.m. ET, 1 p.m. UTC)

•	EMEA all-hands call (10 a.m. ET, 2 p.m. UTC)

•	Global Marketing all-hands (10 a.m. ET, 2 p.m. UTC)

•	North America Public Sector all-hands (11:30 a.m. ET)

•	North America Commercial all-hands (1 p.m. ET)

•	LATAM all-hands (3 p.m. ET, 7 p.m. UTC)

•	Sales and Services Global Teams all-hands (4:30 p.m. ET, 8:30 p.m. UTC)

•	Nov. 1: RDU-based PNT all-hands (10 a.m. ET)

•	Nov. 1 or 2: Bangalore all-hands (date to be announced)

•	Nov. 5: Munich all-hands (time to be announced)

•	Nov. 6:

•	Brno all-hands (10 a.m. CET, 9 a.m. UTC)

•	U.S./EMEA manager meeting (10 a.m. ET, 3 p.m. UTC)

•	APAC manager meeting (10:30 p.m. ET)

•	Nov. 8: Singapore all-hands (time to be announced)

•	Nov. 9-12 Tel Aviv all-hands (date to be announced)

•	Nov. 13: Ra’anana all-hands (3 p.m. IDT, 1 p.m. UTC)

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Important Additional Information and Where to Find It

In connection with the proposed merger, Red Hat, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.redhat.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 100 East Davie Street, Raleigh, North Carolina 27601, or by calling (919) 754-3700.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on June 25, 2018, and its Annual Report on Form 10-K for the fiscal year ended February 28, 2018, which was filed with the SEC on April 26, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.redhat.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended February 28, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; the Company’s ability to adapt to a rapidly changing industry and maintain strategic relationships with industry leading companies; and the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.